Exhibit 99.1

                                DURLAND & COMPANY
                            CERTIFIED PUBLIC ACCOUNTS
                           A PROFESSIONAL ASSOCIATION
                               232A ROYAL PALM WAY
                              PALM BEACH, FL 33480
                                 (561) 822-9995
                                  FAX 822-9942









BillyWeb Corp.
West Palm Beach, FL 33401


Gentlemen:

We are unable to complete the review of the financial statements of BillyWeb Corp., as of May 31, 2002 in time for the Company's Form 10-QSB to be filed timely, due to unforeseen circumstances.


Sincerely,


Durland & Company
July 15, 2002